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                                                                     EXHIBIT 5.1


                           JONES, DAY, REAVIS & POGUE
                              3500 SUNTRUST PLAZA
                              303 PEACHTREE STREET
                          ATLANTA, GEORGIA 30308-3242


                                 July 30, 1998


Childcare Network, Inc.
3025 University Drive
Suite B-2
Columbus, Georgia 31907

Gentlemen:

         We have acted as counsel to Childcare Network, Inc., a Georgia corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, for the registration of 2,850,000 shares of the common stock, without par value (the "Common Stock"), of the Company, of which up to 1,600,000 shares of Common Stock will be issued and sold by the Company and up to 1,250,000 shares of Common Stock will be sold by certain shareholders (the "Selling Shareholders").

         In connection therewith, we have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of originals of such latter documents. Based upon and subject to the foregoing, we are of the opinion that (1) the shares of Common Stock to be issued and sold by the Company, if issued and sold in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable, and (2) the shares of Common Stock to be sold by the Selling Shareholders were, when issued by the Company, duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                             Very truly yours,


                                             /s/ Jones, Day, Reavis & Pogue

                                             JONES, DAY, REAVIS & POGUE